UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2007

INTERACTIVE DATA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-31555	13-3668779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Crosby Drive, Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

(781) 687-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 5.02(b) and (d). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On September 18, 2007, John Makinson announced he would resign his position as a member of the Registrant’s Board of Directors effective at the conclusion of the meeting of the Board of Directors on September 19, 2007, including his positions as Chairman of the Registrant’s Board of Directors, Chairman of the Registrant’s Nominating and Corporate Governance Committee and Chairman of the Registrant’s Compensation Committee. Philip Hoffman, who currently serves on the Registrant’s Board of Directors and Compensation Committee, will replace Mr. Makinson as Chairman of the Compensation Committee.

(d) On September 18, 2007, the Registrant’s Board of Directors appointed Rona A. Fairhead as Chairman of the Registrant’s Board of Directors effective at the conclusion of the meeting of the Board of Directors on September 19, 2007. Rona A. Fairhead will also serve as Chairman of the Registrant’s Nominating and Corporate Governance Committee. Fairhead, 45, is currently chief executive officer of the Financial Times Group (which is controlled by the Registrant’s majority shareholder, Pearson plc). Further information is available in the Registrant’s Press Release dated September 21, 2007, a copy of which is furnished as Exhibit 99.1.

Item 8.01. Other Events

On September 20, 2007, the Registrant announced certain new executive responsibilities, including that Mark Hepsworth will serve as president of the Registrant’s Interactive Data Pricing and Reference Data, Inc. subsidiary. Further information is available in the Registrant’s Press Release dated September 20, 2007, a copy of which is furnished as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Registrant’s Press Release dated September 21, 2007.

99.2	Registrant’s Press Release dated September 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE DATA CORPORATION

Date: September 24, 2007	By:	/s/ Andrew J. Hajducky III
	Name:	Andrew J. Hajducky III
	Title:	Executive Vice President and Chief Financial Officer